Exhibit 99.1

Precigen Announces Merck KGaA, Darmstadt, Germany Increases Ownership Position Through Exercise of Convertible Note

GERMANTOWN, MD, October 9, 2020 - Precigen, Inc. (Nasdaq: PGEN), a biopharmaceutical company specializing in the development of innovative gene and cell therapies to improve the lives of patients, today announced that leading science and technology company and existing shareholder Merck KGaA, Darmstadt, Germany, through its wholly owned subsidiary, Ares Trading S.A., has elected to voluntarily convert a convertible note with an outstanding principal balance of $25 million to increase its stake in Precigen from approximately 11.6% to 14.8% of outstanding shares, remaining as Precigen’s second largest shareholder. As previously announced in December 2018, Merck KGaA, Darmstadt, Germany, reassigned to Precigen exclusive chimeric antigen receptor T-cell (CAR-T) development rights that were part of an earlier transaction between the companies. This reassignment allowed Precigen to regain full autonomous development of its proprietary CAR-T technology platform in exchange for $150 million in stock and a $25 million convertible note, allowing Merck KGaA, Darmstadt, Germany, to maintain an investment in the future potential of Precigen’s next-generation CAR-T development. The convertible note, which would have otherwise converted in December of 2020, is being exercised ahead of its designated maturity.

“In line with Merck KGaA, Darmstadt, Germany’s mission to discover innovative therapies with transformative results, we are pleased to continue our relationship with Dr. Sabzevari and her team as they advance Precigen’s pipeline of next generation CAR-T therapies,” said Belén Garijo, Vice Chair of the Executive Board and Deputy CEO of Merck KGaA, Darmstadt, Germany, and CEO of Healthcare. “We look forward to continuing a productive relationship with Precigen leading to better health outcomes for patients with a broad range of cancers.”

The relationship between Precigen and Merck KGaA, Darmstadt, Germany is longstanding, dating back to 2015 when the two companies signed an agreement to develop and commercialize CAR-T cancer therapies utilizing Precigen’s proprietary Sleeping Beauty non-viral gene integration technology. This technology has evolved into Precigen’s UltraCAR-T® next generation CAR-T therapies, which have demonstrated superior efficacy in preclinical studies and combine rapid manufacturing to improve time to treatment. Two UltraCAR-T therapies are currently being evaluated in Phase 1 clinical trials, including PRGN-3005 in ovarian cancer and PRGN-3006 in acute myeloid leukemia (AML).

“We welcome a strengthened relationship with Merck KGaA, Darmstadt, Germany, a recognized leader in oncology and patient care, as it increases its ownership position in Precigen,” said Helen Sabzevari, PhD, President and CEO of Precigen. “We look forward to building value for all of our stakeholders through the clinical milestones we have planned over the next year and beyond.”

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Precigen: Advancing Medicine with Precision™

Precigen (Nasdaq: PGEN) is a dedicated discovery and clinical stage biopharmaceutical company advancing the next generation of gene and cell therapies using precision technology to target urgent and intractable diseases in our core therapeutic areas of immuno-oncology, autoimmune disorders, and infectious diseases. Our technologies enable us to find innovative solutions for affordable biotherapeutics in a controlled manner. Precigen operates as an innovation engine progressing a preclinical and clinical pipeline of well-differentiated unique therapies toward clinical proof-of-concept and commercialization. For more information about Precigen, visit www.precigen.com or follow us on LinkedIn.

Trademarks

Precigen, UltraCAR-T and Advancing Medicine with Precision are trademarks of Precigen and/or its affiliates. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and projections about future events and generally relate to plans, objectives, and expectations for the development of the Company’s business, including the timing and progress of preclinical studies, clinical trials, discovery programs and related milestones, the promise of the Company’s portfolio of therapies, and in particular its CAR-T therapies, and the Company’s refocus to a healthcare-oriented business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties, including the possibility that the timeline for the Company’s clinical trials might be impacted by the COVID-19 pandemic, and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For further information on potential risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Investor Contact:	Media Contact:
Steven Harasym	Erich Sandoval
Vice President, Investor Relations	Lazar-FINN Partners
Tel: +1 (301) 556-9850	erich.sandoval@finnpartners.com
investors@precigen.com

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